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                                                                   Exhibit 10.70

                                SECOND AMENDMENT

                           EMPLOYEE INVESTMENT PLAN OF
                               LEVI STRAUSS & CO.
                                 ______________

         WHEREAS, LEVI STRAUSS & CO. (the "Company") maintains the Employee Investment Plan of Levi Strauss & Co. (the "EIP"); and

         WHEREAS, pursuant to Section 18.1 of the EIP, the Board of Directors of the Company is authorized to amend the EIP at any time and for any reason; and

         WHEREAS, the Company desires to amend the EIP effective as of January 1, 2002 to correct certain scrivener's errors relating to the direct rollover provisions implemented under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and

         WHEREAS, the Company desires to amend the EIP, effective as of January 1, 2002, by adopting the final regulations issued under Section 401(a)(9) of the Internal Revenue Code relating to minimum required distributions; and

         WHEREAS, the Company desires to amend the EIP, effective as of September 9, 2002, to change the method for applying loan repayments to participants' accounts; and

         WHEREAS, by resolutions duly adopted on June 22, 2000, the Board of Directors of the Company authorized Philip A. Marineau, President and Chief Executive Officer, to take certain actions with respect to the EIP and to further delegate to certain officers of the Company the authority to take certain actions with respect to the EIP; and

         WHEREAS, on June 22, 2000, Philip A. Marineau delegated to any Senior Vice President, Human Resources, including Fred D. Paulenich, Senior Vice President of Worldwide Human Resources, the authority to take certain actions with respect to the EIP and such delegation has not been amended, rescinded or superseded as of the date hereof; and

         WHEREAS, the amendment herein is within the delegated authority of Fred
D. Paulenich; and

         NOW THEREFORE, effective as of the dates specified herein, the EIP is hereby amended as follows:

1.       Effective as of September 9, 2002, the last full paragraph of Section
         10.3 of the EIP is hereby amended to read as follows:

                  "If the Investment Committee determines that it is not feasible for the Trustee to prudently liquidate the necessary amount invested in any Fund in accordance with Members' loan requests, the Investment Committee will so advise the Administrative Committee. The Administrative Committee will direct that such steps be taken as it considers necessary or desirable for the protection of Members' Accounts, including the reordering of liquidation priorities or a pro rata reduction in the amount of each Member's loan. The promissory note executed by the Member will be reflected in reporting the

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         balance of the Member's Account or Accounts that funded the loan.
         Principal and interest payments will be credited to the Member's Account or Accounts in proportion to the extent that such Account or Accounts funded the loan. Further, such principal and interest payments shall be invested in the Funds in proportion to the Member's investment directions as in effect at the time the principal and interest payments are credited to such Member's Account or Accounts."

2. Effective as of January 1, 2002, paragraph (d) of Section 11.4 of the EIP is hereby amended in its entirety to read as follows:

                           "(d) Direct Transfer. Effective January 1, 1993, a
                                ---------------
         Member (or eligible Beneficiary) may elect to have the Member's Plan Benefit, including his or her Post-Tax Account effective for distributions on or after January 1, 2002 (subject to the limitations specified below), paid by a direct transfer to any of the following eligible retirement plans:

                                (i) A qualified trust forming part of another employer's plan qualified under section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code;

                                (ii) An individual retirement account described in section 408(a) of the Code;

                                (iii) An individual retirement annuity described
                  in section 408(b) of the Code (other than an endowment contract);

                                (iv)  A qualified annuity plan described in
                  section 403(a) of the Code;

                                (v) With respect to distributions on or after January 1, 2002, an annuity contract described in section 403(b) of the Code; or

                                (vi) With respect to distributions on or after January 1, 2002, an eligible plan under section 457 of the Code which is maintained by a State, a political subdivision of a State, or any agency or instrumentality of a State or political subdivision of a State and which agrees to separately account for amounts transferred into such plan from this Plan, provided that such Plan Benefit otherwise qualifies for transfer under the Code, that such eligible retirement plan accepts direct transfer contributions from the Plan, and in the case of an eligible rollover distribution to the Member's Surviving Spouse, subparagraphs (i), (iv),
         (v), and (vi) shall not apply. Notwithstanding the foregoing sentence, with respect to distributions on or after January 1, 2002, in the case of an eligible rollover distribution to the Member's Surviving Spouse after the Member's death, subparagraphs (i) through (vi) shall apply. In the case of a direct transfer of a Member's Post-Tax Account: (1) subparagraphs (v) and (vi), above, shall not apply, and (2) an eligible retirement plan described in subparagraphs (i) and (iv), above, must agree to separately account for amounts so transferred, including separately accounting for the portion of such

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         distribution which is includible in gross income and the portion of such distribution which is not so includible.

                  The Administrative Committee will provide each Member with notice of the direct transfer option as required by section 402(f) of the Code (the "Section 402(f) Notice") at least ninety (90) days and not less than thirty (30) days before the Annuity Starting Date. The Member will have at least thirty (30) days after the 402(f) Notice is provided to elect to have his or her Plan Benefit paid in the form of a direct transfer. Notwithstanding the foregoing, the Member may elect to waive the thirty (30)-day election period by affirmatively electing, before the expiration of such thirty (30)-day period, to have his or her Plan Benefit paid in the form of a direct transfer. If the Member makes such election, no other Plan Benefit will be payable from the Plan to the Member and his or her Beneficiary."

3. Effective for minimum required distributions for calendar years beginning on or after January 1, 2002, the last full paragraph of
         Section 11.6 of the EIP is hereby amended to read as follows:

                  "Notwithstanding any provision of the Plan to the contrary, with respect to distributions under the Plan made for the calendar year beginning on January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Regulations under Section 401(a)(9) that were proposed on January 17, 2001; provided, however, that with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Regulations under Section 401(a)(9) that were finalized on April 17, 2002."

                                      * * *

         IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this ______ day of ________________________, 2002.

                       LEVI STRAUSS & CO.

                       By:   ______________________________________________
                             Fred D. Paulenich
                             Senior Vice President of Worldwide Human Resources